Exhibit 99.1

News Release

The Hillman Companies, Inc. Reports Second Quarter and Year-to-Date 2019 Financial Results

CINCINNATI, July 30, 2019 -- The Hillman Companies, Inc. (NYSE-AMEX: HLM.PR) (the “Company” or “Hillman”) reported today financial results for its thirteen and twenty-six weeks ended June 29, 2019.

Second Quarter Highlights:

•	Net sales increased 31.9% to $324.6 million compared to prior year net sales of $246.2 million

•	Income from operations was $6.8 million compared to the prior year income from operations of $13.4 million

•	Net loss was $19.5 million compared to the prior year net loss of $13.5 million

•	Adjusted EBITDA[1] increased 46.9% to $57.2 million compared to the prior year Adjusted EBITDA[1] of $38.9 million

Year-to-Date Results

•	Net sales increased 34.9% to $612.3 million compared to prior year net sales of $453.7 million

•	Income from operations was $5.9 million compared to the prior year income from operations of $22.5 million

•	Net loss was $54.8 million compared to the prior year net loss of $23.8 million

•	Adjusted EBITDA[1] increased 48.0% to $96.3 million compared to the prior year Adjusted EBITDA[1] of $65.1 million

•	Net working capital (current assets minus current liabilities) was $248.5 at June 29, 2019 compared to $280.0 at December 29, 2018

“We are pleased with the performance of the legacy Hillman business as well as the recent acquisitions that together produced strong cash flows from operations in the second quarter,” said Greg Gluchowski, President and CEO. “We are optimistic that the positive momentum that we generated in the first half will continue to produce profitable growth and healthy operating cash flows as we look to the future.”

Conference Call Information
Date/Time: 9:00 a.m. EDT, Wednesday, July 31, 2019
Dial-In for U.S. and Canada: 1-866-673-2033
Audience Passcode: 8669035

Replay
Webcast link: http://www.hillmangroup.com

1 Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBTIDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Forward-Looking Statements

This press release includes certain statements related to acquisitions, refinancing, capital expenditures, resolution of pending litigation, and realization of deferred tax assets that involve substantial risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions.

These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. Instead, forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions that may cause our strategy, planning, actual results, levels of activity, performance, or achievements to be materially different from any strategy, planning, future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated as a result of a number of factors, including the risks and uncertainties discussed under the caption “Risk Factors” set forth in Item 1A of our annual report filed on Form 10-K. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this press release; they should not be regarded as a representation by the Company or any other individual. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this press release might not occur or might be materially different from those discussed.

The Hillman Companies, Inc.

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 38,000 customers. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency.

For more information on the Company, please visit our website at http://www.hillmangroup.com or call Investor Relations at (513) 851-4900, ext. 68284.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Comprehensive Loss, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended June 29, 2019	Thirteen Weeks Ended June 30, 2018	Twenty-six Weeks Ended June 29, 2019	Twenty-six Weeks Ended June 30, 2018
Net sales	$324,628	$246,154	$612,287	$453,749
Cost of sales (exclusive of depreciation and amortization shown separately below)	181,309	134,027	347,230	243,617
Selling, general and administrative expenses	96,883	78,797	188,718	149,873
Depreciation	16,655	9,535	32,471	18,477
Amortization	14,684	9,712	29,449	19,435
Management fees to related party	125	134	256	262
Other expense (income)	8,215	578	8,254	(403)
Income from operations	6,757	13,371	5,909	22,488
Interest expense, net	26,064	14,361	52,627	27,932
Interest expense on junior subordinated debentures	3,152	3,152	6,304	6,304
Investment income on trust common securities	(94)	(94)	(189)	(189)
Refinancing costs	—	8,542	—	8,542
Loss before income taxes	(22,365)	(12,590)	(52,833)	(20,101)
Income tax (benefit) expense	(2,869)	941	1,931	3,747
Net loss	$(19,496)	$(13,531)	$(54,764)	$(23,848)
Net loss from above	$(19,496)	$(13,531)	$(54,764)	$(23,848)
Other comprehensive income:
Foreign currency translation adjustments	2,547	(3,643)	5,326	(6,682)
Total other comprehensive (loss) income	2,547	(3,643)	5,326	(6,682)
Comprehensive loss	$(16,949)	$(17,174)	$(49,438)	$(30,530)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	June 29, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$16,953	$28,234
Accounts receivable, net of allowances of $1,097 ($846 - 2018)	125,056	110,799
Inventories, net	324,585	320,281
Other current assets	7,299	18,727
Total current assets	473,893	478,041
Property and equipment, net of accumulated depreciation of $149,434 ($131,169 - 2018)	203,037	208,279
Goodwill	806,031	803,847
Other intangibles, net of accumulated amortization of $202,561 ($176,677 - 2018)	900,273	930,525
Operating lease right of use assets	70,854	—
Other assets	10,498	10,778
Total assets	$2,464,586	$2,431,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$143,397	$135,059
Current portion of debt and capital leases	11,235	10,985
Accrued expenses:
Salaries and wages	15,969	9,881
Pricing allowances	6,959	5,404
Income and other taxes	5,079	3,325
Interest	10,217	15,423
Current portion of operating lease liabilities	11,600	—
Other accrued expenses	20,970	17,941
Total current liabilities	225,426	198,018
Long term debt	1,572,775	1,586,084
Deferred income taxes, net	202,739	200,696
Other non-current liabilities	11,422	7,565
Operating lease liabilities	61,893	—
Total liabilities	$2,074,255	$1,992,363
Commitments and contingencies (Note 5)
Stockholder's Equity:
Preferred stock, $.01 par, 5,000 shares authorized, none issued or outstanding at June 29, 2019 and December 29, 2018	—	—
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at June 29, 2019 and December 29, 2018	—	—
Additional paid-in capital	550,190	549,528
(Accumulated deficit) retained earnings	(127,595)	(72,831)
Accumulated other comprehensive loss	(32,264)	(37,590)
Total stockholder's equity	390,331	439,107
Total liabilities and stockholder's equity	$2,464,586	$2,431,470

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Twenty-six Weeks Ended June 29, 2019	Twenty-six Weeks Ended June 30, 2018
Cash flows from operating activities:
Net loss	$(54,764)	$(23,848)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,920	37,912
Deferred income taxes	1,326	3,847
Deferred financing and original issue discount amortization	1,859	1,142
Stock-based compensation expense	662	992
Loss on debt restructuring	—	8,542
Asset impairment	6,800	—
(Gain) loss on disposal of property and equipment	(121)	53
Other non-cash interest and change in value of interest rate swap	2,902	(1,418)
Changes in operating items:
Accounts receivable	(13,394)	(17,687)
Inventories	(2,000)	(33,069)
Other assets	9,485	(5)
Accounts payable	7,540	46,237
Other accrued liabilities	2,558	(6,828)
Net cash provided by operating activities	24,773	15,870
Cash flows from investing activities:
Capital expenditures	(27,771)	(40,065)
Proceeds from sale of property and equipment	7,612	—
Net cash used for investing activities	(20,159)	(40,065)
Cash flows from financing activities:
Repayments of senior term loans	(7,956)	(530,750)
Borrowings on senior term loans	—	530,000
Financing fees	—	(11,752)
Borrowings on revolving credit loans	12,500	92,000
Repayments of revolving credit loans	(20,200)	(54,500)
Principal payments under finance and capitalized lease obligations	(283)	(73)
Proceeds from exercise of stock options	—	200
Net cash (used for) provided by financing activities	(15,939)	25,125
Effect of exchange rate changes on cash	44	(208)
Net (decrease) increase in cash and cash equivalents	(11,281)	722
Cash and cash equivalents at beginning of period	28,234	9,937
Cash and cash equivalents at end of period	$16,953	$10,659
Supplemental disclosure of cash flow information:
Interest paid on junior subordinated debentures, net	$6,115	$6,115
Interest paid	54,072	24,364
Income taxes paid	400	632

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Unaudited)
(dollars in thousands)

EBITDA and Adjusted EBITDA are not measures made in accordance with U.S. generally accepted accounting principles (“GAAP”), and as such, should not be considered a measure of financial performance or condition, liquidity, or profitability. It should not be considered an alternative to GAAP-based net income or income from operations or operating cash flows. Further, because not all companies use identical calculations, amounts reflected by Hillman as EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is included to satisfy a reporting obligation under our indenture. Adjusted EBITDA as presented herein does not include certain adjustments and pro forma run rate measures contemplated by our senior secured credit facilities and our indenture and may also include additional adjustments that were not applicable at the time of the offering of the senior notes governed by our indenture. Adjusted EBITDA is also one of the performance criteria for the Company's annual performance-based bonus plan. The reconciliation of Net loss to Adjusted EBITDA is presented below.

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Net loss	$(19,496)	$(13,531)	$(54,764)	$(23,848)
Income tax provision (benefit)	(2,869)	941	1,931	3,747
Interest expense, net	26,064	14,361	52,627	27,932
Interest expense on junior subordinated debentures	3,152	3,152	6,304	6,304
Investment income on trust common securities	(94)	(94)	(189)	(189)
Depreciation	16,655	9,535	32,471	18,477
Amortization	14,684	9,712	29,449	19,435
EBITDA	38,096	24,076	67,829	51,858

Stock compensation expense	301	505	662	992
Management fees	125	134	256	262
Acquisition and integration expense	1,370	2,368	2,468	2,462
Retention and long term incentive bonuses	2,030	—	4,059	—
Canada Restructuring (1)	1,301	—	1,237	—
Restructuring and other costs (2)	5,396	3,667	10,122	6,513
Asset impairment costs(3)	6,800	—	6,800	—
Refinancing costs	—	8,542	—	8,542
Anti-dumping duties	—	—	—	(4,128)
Mark-to-market adjustment on interest rate swaps	1,789	(361)	2,902	(1,418)
Adjusted EBITDA	$57,208	$38,931	$96,335	$65,083

1.	Includes charges related to a restructuring plan announced in our Canada segment in 2018, including facility consolidation and charges relating to exiting certain lines of business.

2.
Includes restructuring and other costs associated with the implementation of a new pricing program, cost associated with implementing our ERP system in Canada, costs to relocate our distribution center in Edmonton, Canada, costs associated with relocating our distribution center in Dallas, Texas, and one time charges associated with new business wins.

3.	Impairment losses for the disposal of FastKey self-service key duplicating kiosks and related assets.